UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2019 (March 4, 2019)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 4, 2019, GameStop Corp. (the “Company”) issued a notice of redemption to redeem all of its outstanding 5.50% Senior Notes due 2019 (the “Notes”), which are governed by that certain Indenture dated September 24, 2014, by and among Company, certain subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) (as amended and supplemented by First Supplemental Indenture, dated as of March 7, 2016, the Second Supplemental Indenture, dated as of July 21, 2017 and the Third Supplemental Indenture, dated as of January 16, 2019, the “Indenture”). The redemption date will be April 4, 2019 (the “Redemption Date”) and the redemption price will be equal to $1,000 per $1,000 principal amount of the Notes, representing 100.00% of the aggregate principal amount being redeemed, plus accrued but unpaid interest thereon to, but not including, the Redemption Date. Upon the redemption by the Company of the Notes, none of the Notes will remain outstanding. The Company expects to pay the redemption price for the Notes with cash on hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: March 6, 2019	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Chief Operating Officer and Chief Financial Officer